Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	Stacey Calbert, Media Relations	Lynn Schweinfurth, Laura Conn, Investor Relations
	(972) 770-8722	(972) 770-7228, (972) 770-5810

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (Aug. 16, 2006) — The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a regular quarterly dividend of 10 cents per share on the common stock of the company. The dividend will be paid on Sept. 27, 2006 to shareholders of record as of Sept. 15, 2006.

At the end of fiscal year 2006, Brinker International either owned, operated, or franchised 1,622 restaurants under the names Chili’s Grill & Bar (1,200 units), Romano’s Macaroni Grill (241 units), Maggiano’s Little Italy (37 units) and On The Border Mexican Grill & Cantina (144 units).

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by general business and economic conditions, the impact of competition, the impact of acquisitions and divestitures, the seasonality of  the company’s business, adverse weather conditions, future commodity prices, fuel and utility costs and availability, terrorists acts, consumer perception of food safety, changes in consumer taste, health epidemics or pandemics, changes in demographic trends, availability of employees, unfavorable publicity, the company’s ability to meet its growth plan, acts of God, governmental regulations, and inflation.

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